U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 20, 2020

Cannapharmarx, Inc.

(Exact name of small business issuer as specified in its charter)

Delaware	000-27055	24-4635140
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

3600 888-3rd Street SW

Calgary, Alberta, Canada T2P5C5

(Address of Principal Executive Offices)

(949) 652-6838

(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On August 11, 2020, Cannapharmarx, Inc. (the “Company”) entered into a Common Stock Purchase Agreement and Registration Rights Agreement with TRITON FUNDS LP, (the “Stock Purchase Agreement”). Under the terms of the Stock Purchase Agreement, the Company shall sell to Triton Funds LP, and Triton Funds LP shall purchase from the Company, a number of Securities having an aggregate value of Three Million Dollars ($3,000,000). Triton will purchase the Securities at the market price defined as eighty percent (80%) of the lowest traded price ten Business Days prior to the closing. The Company is limited to up to Two Hundred Fifty Thousand Dollars ($250,000.00) per tranche. The material terms of the Stock Purchase Agreement are included in that certain press release attached hereto and incorporated herein as if set forth as Exhibit 99.6. The Stock Purchase Agreement is attached hereto and incorporated herein as if set forth in Exhibit 10.5.

The Company shall sell to Triton Funds LP, and Triton Funds LP shall purchase from the Company, a number of Securities having an aggregate value of Three Million Dollars ($3,000,000). Triton will purchase the Securities at the market price defined as eighty percent (80%) of the lowest traded price ten Business Days prior to the closing. Subject to the terms and conditions of the Stock Purchase Agreement, the Company may, in its sole discretion, deliver a Purchase Notice to Triton Funds LP which states the amount of Securities which the Company intends to sell to Triton Funds LP on a closing. The Purchase Notice shall be in the form attached hereto as Exhibit B of the Stock Purchase Agreement. No Purchase Notice will be made in an amount less than twenty-five thousand dollars ($25,000) or greater than Two Hundred Fifty Thousand Dollars ($250,000). Triton Funds LP shall not be obligated to purchase any Securities at a closing unless a Registration Statement shall have been declared effective and shall remain effective and available for the resale of all the Registrable Securities at all times until the closing with respect to the subject Purchase Notice; the Common Stock shall have been listed or quoted for trading on the principal market and shall not have been suspended from trading thereon for a period of two (2) consecutive Business Days during the Commitment Period and the Company shall not have been notified of any pending or threatened proceeding or other action to suspend the trading of the Common Stock; the Company has complied with its obligations and is otherwise not in breach of or in default under, this Agreement, the Registration Rights Agreement or any other agreement executed between the parties, which has not been cured prior to delivery of Triton Funds LP’s Purchase Notice; no injunction shall have been issued and remain in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the Securities; and the issuance of the Securities will not violate any requirements of the Principal Market.

The form of Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Purchase Agreements contained herein is a summary and is qualified in its entirety by reference to the form of the Purchase Agreement.

The Company shall, within ten (10) calendar days upon the date of execution of this Agreement, use its commercially reasonable efforts to file with the SEC a Registration Statement or Registration Statements (as is necessary) on Form S-1 (or, if such form is unavailable for such a registration, on such other form as is available for such registration), covering the resale of all of the Registrable Securities, which Registration Statement(s) shall state that, in accordance with Rule 416 promulgated under the 1933 Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon stock splits, stock dividends or similar transactions. The Company shall initially register for resale all of the Registrable Securities which would be issuable on the date preceding the filing of the Registration Statement based on the closing bid price of the Company’s Common Stock on such date as shall be permitted to be included thereon in accordance with applicable SEC rules, regulations and interpretations so as to permit the resale of such Registrable Securities by the Investor at then prevailing market prices (and not fixed prices).

The form of Stock Purchase Agreement is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Stock Purchase Agreement contained herein is a summary and is qualified in its entirety by reference to the form of Stock Purchase Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure

Attached is a copy of a press release being issued by the Company relating to the Stock Purchase Agreement, a copy of which is attached as Exhibit 99.6 and is hereby incorporated.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit
10.5	Stock Purchase Agreement
99.6	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 20, 2020	Cannapharmarx, Inc.

By: /s/Dominic Colvin
Dominic Colvin
Chief Executive Officer

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